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                                                                    EXHIBIT 1.1

                                                                  CONFORMED COPY

                                   $80,000,000

                         HALLMARK HEALTHCARE CORPORATION

                   10 5/8% SENIOR SUBORDINATED NOTES DUE 2003

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                November 5, 1993

SMITH BARNEY SHEARSON INC.
MABON SECURITIES CORP.

c/o SMITH BARNEY SHEARSON INC.
        1345 Avenue of the Americas
        New York, New York 10105

Dear Sirs:

        Hallmark Healthcare Corporation, a Delaware corporation (the "Company"), proposes, upon the terms and conditions set forth herein, to issue and sell $80,000,000 aggregate principal amount of its 10 5/8% Senior Subordinated Notes due 2003 (the "Notes") to you, Smith Barney Shearson Inc. and Mabon Securities Corp. (the "Underwriters"). The Notes will be issued pursuant to the provisions of an Indenture to be dated as of November 1, 1993 (the "Indenture") between the Company and First Union National Bank of North Carolina, as Trustee (the "Trustee").

        The Company wishes to confirm as follows its agreement with you in connection with the several purchases by you of the Notes.

        1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1 under the Act (the "registration statement"), including a prospectus subject to completion relating to the Notes. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Notes may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the registration statement

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at the time of the initial filing of the registration statement with the
Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus.

        2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97% of the principal amount thereof, the principal amount of Notes set forth opposite the name of such Underwriter in Schedule I hereto (or such principal amount of Notes increased as set forth in Section 10 hereof).

        3. TERMS OF PUBLIC OFFERING. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Notes as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Notes upon the terms set forth in the Prospectus.

        4. DELIVERY OF THE NOTES AND PAYMENT THEREFOR. Delivery to the Underwriters of and payment for the Notes shall be made at the office of Smith Barney Shearson Inc., 1345 Avenue of the Americas, New York, NY 10105, at 10:00 A.M., New York City time, on November 15, 1993 (the "Closing Date"). The place of closing for the Notes and the Closing Date may be varied by agreement between you and the Company.

        The Notes will be delivered to you against payment of the purchase price therefor registered in such names and in such denominations as you shall request prior to 1:00 P.M., New York City time, on the third business day preceding the Closing Date. The Notes to be delivered to the Underwriters shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date. Payment of the purchase price of the Notes shall be paid by wire transfer of immediately available funds, wired in accordance with the written instructions of the Company. The Company agrees to reimburse you on the Closing Date for your reasonable costs of obtaining immediately available funds.

        5. AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters as follows:

        (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Notes may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

        (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Notes for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event which makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations


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

thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

        (c) The Company will furnish to you, without charge (i) one signed copy of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement, (ii) such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may request and (iii) such number of copies of the Indenture as you may request.

        (d) The Company will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which, after you shall have received a copy of the document proposed to be filed, you shall reasonably object or (ii) so long as, in the opinion of counsel for the Underwriters, a Prospectus is required to be delivered in connection with sales by any Underwriter or dealer, file any information, documents or reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), without delivering a copy of such information, documents or reports to the Underwriters prior to such filing.

        (e) Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have requested, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

        (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the several Underwriters and by all dealers to whom Notes may be sold, both in connection with the offering and sale of the Notes and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus in order to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto, and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Company and you agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

        (g) The Company will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Notes for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated


                                           3

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to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

        (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act. The Company shall be deemed to have complied with this covenant if it complies with Rule 158 of the Act.

        (i) During the five year period following the effective date of the Registration Statement, the Company will furnish to you (to Smith Barney Shearson, to the person and at the address specified in Section 13 hereof and to Mabon Securities Corp. at One Liberty Plaza, 31st Floor, 165 Broadway, New York, New York 10006, Attention: Manager, Corporate Finance Division) (i) copies of any reports (financial or other) which the Company shall publish or otherwise make available to any of its securityholders as such, (ii) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange and (iii) from time to time such other information concerning the Company as you may reasonably request; PROVIDED, however, that the Company may withhold any information it reasonably believes to be confidential.

        (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10 hereof or by notice given by you terminating this Agreement pursuant to Section 10 or Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

        (k) The Company will apply the net proceeds from the sale of the Notes substantially in accordance with the description set forth in the Prospectus.

        (l) If Rule 430A of the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

        6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Underwriter that:

        (a) Each Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

        (b) The registration statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the registration statement or the prospectus made in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you


                                           4

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expressly for use therein, or (ii) the Trustee's Statement of Eligibility (Form
T-1) under the Trust Indenture Act of 1939, as amended (the "1939 Act").

         (c) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy.

        (d) The Indenture has been duly and validly authorized and, upon its execution and delivery by the Company and assuming due execution and delivery by the Trustee, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally, and has been (or will have been) duly qualified under the 1939 Act and conforms to the description thereof in the Registration Statement and the Prospectus.

        (e) The Notes have been duly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to you against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, and the Notes will conform to the description thereof in the Registration Statement and the Prospectus.

        (f) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or, except as set forth in the Prospectus, similar rights and were issued and sold in compliance with all applicable federal and state securities laws. As of the date hereof, the authorized capital stock of the Company consists of 25 million shares of $0.05 par value per share Class A Common Stock; 2.5 million shares of $0.05 par value per share Class B Common Stock; and 2.5 million shares of serial preferred stock, of which 60,000 shares have been designated as $5.00 par value per share 25% Participating Cumulative Convertible Redeemable Preferred Stock.

        (g) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole.

        (h) All the Company's subsidiaries (collectively, the "Subsidiaries") are listed in an exhibit to the Registration Statement. Each Subsidiary is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such


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registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of such Subsidiary; all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance.

        (i) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act. Neither the Company nor any Subsidiary is involved in any strike, job action or labor dispute with any group of employees, and no such action or dispute is threatened.

        (j) Neither the Company nor any of the Subsidiaries is in violation of its certificate or articles of incorporation or by-laws, or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, other than with respect to defaults that have been duly and validly waived on the date hereof.

        (k) Neither the issuance and sale of the Notes, the execution, delivery or performance of this Agreement and the Indenture by the Company, nor the consummation by the Company of the transactions contemplated hereby and thereby
(i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Notes under the Act and the Exchange Act, qualification of the Indenture under the 1939 Act, and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

        (l) The accountants, Arthur Andersen & Co., who have certified or shall certify the financial statements included in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act.

        (m) The financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), comply with the


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requirements of the Act and present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries.

        (n) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, prospects, properties net worth or results of operations of the Company and the Subsidiaries taken as a whole.

        (o) Each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement and all the property described in the Prospectus as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases.

        (p)  The Company has not distributed and, prior to the later to occur of
(i) the Closing Date and (ii) completion of the distribution of the Notes, will not distribute any offering material in connection with the offering and sale of the Notes other than the Registration Statement, the Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Act.

        (q) The Company and each of the Subsidiaries, and to the best of the Company's knowledge after reasonable inquiry, the owners of the facilities managed by the Company or any Subsidiary, have such permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities ("Permits") as are necessary to own their respective properties and to conduct their respective businesses in the manner described in the Prospectus, including, without limitation, such Permits as are required (x) under such federal and state healthcare laws as are applicable to the Company and the Subsidiaries and (y) with respect to those facilities owned, leased or managed by the Company or any Subsidiary that participate in Medicare and/or Medicaid, to receive reimbursement thereunder, subject to such qualifications as may be set forth in the Prospectus; the Company and each of the Subsidiaries have fulfilled and performed all their material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualifications as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such Permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries.

        (r) The property, assets and operations of the Company and the Subsidiaries comply in all material respects with all applicable federal, state or local law, rule, order, decree, judgment, injunction, license, permit or regulation relating to environmental matters (the "Environmental Laws"), except to the

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extent that failure to comply with such Environmental Laws would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole. To the best knowledge of the Company, none of the property, assets or operations of the Company and the Subsidiaries is the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release of any substance regulated by or form the basis of liability under any Environmental Laws (a "Hazardous Material") into the environment or is in contravention of any federal, state or local law, order or regulation that would have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole. Neither the Company nor any Subsidiary has received any notice or claim, nor are there pending, threatened or reasonably anticipated lawsuits against them with respect to violations of an Environmental Law or in connection with the release of any Hazardous Material into the environment. Neither the Company nor any Subsidiary has any material contingent liability in connection with any release of Hazardous Material into the environment.

        (s) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (t) To the Company's knowledge, neither the Company nor any of its Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.


        (u) The Company and each of the Subsidiaries have filed all tax returns required to be filed, which returns are complete and correct, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income and corporate franchise tax liability for any years not finally determined are adequate to meet the assessments or re-assessments for additional income or corporate franchise tax for any years not finally determined, except to the extent any inadequacy would not have a material adverse effect on the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

        (v) No holder of any security of the Company has any right, contractual or otherwise, to cause the Company to sell or otherwise issue to him, or to permit him to underwrite the sale of, the Notes or the right to have any common stock or other securities of the Company included in the registration statement or the right, as a result of the filing of the registration statement or consummation of the transactions contemplated hereby, to require registration of shares of common stock or any other security of the Company.

        (w) The Company and the Subsidiaries own all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing.

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        (x)  The Company has filed in a timely manner each document or report required to be filed by it pursuant to the Exchange Act and the rules and regulations thereunder; each such document or report at the time it was filed conformed to the requirements of the Exchange Act and the rules and regulations thereunder; and none of such documents or reports contained an untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

        (y) The Company is in compliance with all provisions of Florida Statutes SECTION 517.075 and the regulations thereunder, relating to issuers doing business with Cuba.

        (z) Neither the Company nor any of the Subsidiaries is an "investment company" or a person "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each of you and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith; PROVIDED, HOWEVER, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Notes by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus, PROVIDED that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending.

        In addition to its other obligations under this paragraph (a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this paragraph (a), it will reimburse the Underwriters on a monthly basis for all reasonable legal fees or other out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriters shall promptly return it to the Company, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Citibank, N.A. (the "Prime Rate"). Any such interim reimbursement payments which are not made to the Underwriters within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

        (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying parties and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and any indemnifying parties by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying parties shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Shearson Inc. and that all such fees and expenses shall be reimbursed on a monthly basis as provided in paragraph (a) hereof. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless any Underwriter, to the extent provided in paragraph (a) hereof, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

        (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter set forth in paragraph (a) hereof, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officer, and any such controlling person, shall have the rights and duties given to the Underwriters by paragraph
(b) above.

        (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Notes underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Notes set forth opposite their names in
Schedule I hereto (or such principal amounts of Notes increased as set forth in Section 10 hereof) and not joint.

        (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

        (g) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in paragraph (a) above of this
Section 7, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration shall be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration shall not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice shall be authorized to do so. Such arbitration shall be limited to the operation of the interim reimbursement provisions contained in paragraph (a) of this Section 7 and shall not resolve the ultimate propriety or enforceability of other obligations created by this Section 7.

        (h) The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers, or any person controlling the Company, (ii) acceptance of any Notes and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

        8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Notes hereunder are subject to the following conditions:

        (a) If, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Notes may commence, the registration statement or such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the registration statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the registration statement or the prospectus or otherwise) shall have been complied with to your satisfaction.

        (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, prospects, properties, net worth, or results of operations of the Company or the Subsidiaries not contemplated by the Prospectus, which in your reasonable opinion would materially, adversely affect the market for the Notes, or (ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your reasonable opinion, materially and adversely affect the market for the Notes.

        (c) You shall have received on the Closing Date, an opinion of King & Spalding, counsel for the Company, dated the Closing Date and addressed to you, to the effect that:

             (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware with the corporate power to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place certified to us by the Company as being the only jurisdictions or places where the failure so to register or qualify would have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole;

            (ii) Each of the Subsidiaries is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, with the corporate power to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto); and all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance;

            (iii) As of the date hereof, the authorized capital stock of the Company consists of 25 million shares of $0.05 par value per share Class A Common Stock; 2.5 million shares of $0.05 par value per share Class B Common Stock; and 2.5 million shares of serial preferred stock, of which 60,000 shares have been designated as $5.00 par value per share 25% Participating Cumulative Convertible Redeemable Preferred Stock.

            (iv) To the best knowledge of such counsel after reasonable inquiry, all the outstanding shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and nonassessable and free of (A) preemptive rights or (B) similar rights that entitle or will entitle any person to acquire any capital stock or other securities of the Company upon the issuance of the Notes by the Company;

            (v) The Company has the corporate power to enter into this Agreement and to issue, sell and deliver the Notes to the Underwriters as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company and is a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement of rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company's obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles;

            (vi) The Indenture has been duly and validly authorized, executed and delivered by the Company and, assuming due execution and delivery by the Trustee, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general equitable principles, and has been duly qualified under the 1939 Act and conforms to the description thereof in the Registration Statement and the Prospectus;

            (vii) The Notes have been duly and validly authorized and executed by the Company and, assuming due authentication of the Notes by the Trustee, upon delivery to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general equitable principles, and the Notes conform to the description thereof in the Registration Statement and the Prospectus;

            (viii) The Registration Statement and all post-effective amendments, if any, have become effective under the Act and, to the best knowledge of such counsel after reasonable inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

            (ix) Neither the Company nor any of the Subsidiaries is in violation of its certificate or articles of incorporation or bylaws, or other organizational documents, or to the best knowledge of such counsel after reasonable inquiry, is in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness that is an exhibit to the Registration Statement;

            (x) Neither the offer, sale or delivery of the Notes, the execution, delivery or performance of this Agreement or the Indenture, compliance by the Company with the provisions hereof and thereof, nor consummation by the Company of the transactions contemplated hereby or thereby, conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties is bound that is an exhibit to the Registration Statement (each a "Material Agreement") or, to the best knowledge of such counsel after reasonable inquiry, will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to any Material Agreement, nor will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel after reasonable inquiry, applicable to the Company, the Subsidiaries or any of their respective properties the violation of which have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole;

            (xi) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company (except as have been obtained under the Act, the Exchange Act, the 1939 Act, and such as may be required under state securities or Blue Sky laws) for the valid issuance and sale of the Notes to the Underwriters as contemplated by this Agreement;

            (xii) The Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act;

            (xiii) The statements in the Registration Statement and Prospectus, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate and present fairly the information required to be shown;

            (xiv) To the best knowledge of such counsel after reasonable inquiry (A) there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries or any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required and (B) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required;

            (xv) To the best knowledge of such counsel after reasonable inquiry, neither the Company nor any of the Subsidiaries is in violation, in any material respect, of any law, rule or regulation of the federal government of the United States of America, the State of Delaware or the State of Georgia or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries;

            (xvi) The Company and each of the Subsidiaries have full corporate power and authority, and all necessary Permits (except where the failure to so have any such Permits, individually or in the aggregate, would not have a material adverse effect on the business, prospects, properties, operations or financial condition of the Company and the Subsidiaries taken as a whole), to own their respective properties and to conduct their respective businesses as now being conducted, and as described in the Prospectus, including, without limitation, such Permits as are required (x) under such federal and state healthcare laws as are applicable to the Company and the Subsidiaries and
(y) with respect to those facilities owned, leased or managed by the Company or any Subsidiary that participate in Medicare and/or Medicaid, to receive reimbursement thereunder;

Neither the Company nor any of the Subsidiaries is an "investment company" or a person "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

            (xvii) To the best knowledge of such counsel after reasonable inquiry, except as described in the Prospectus, there is no holder of any security of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Notes or the right to have any common stock or other securities of the Company included in the registration statement or the right, as a result of the filing of the registration statement, to require registration under the Act of any shares of common stock or other securities of the Company, except for any such rights as shall have effectively been waived.

        In addition to the foregoing opinions, such counsel shall also state that although they have not undertaken, except as otherwise indicated in their opinion, to determine independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, such counsel have participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof, and nothing has come to the attention of such counsel that has caused them to believe that the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the Closing Date, as the case may be, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that any amendment or supplement to the Prospectus, as of its respective date and as of the Closing Date, as the case may be, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectus).

        In rendering their opinion as aforesaid, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or the States of New York and Georgia or the corporation law of the State of Delaware, provided that (1) each such local counsel is acceptable to the Underwriters, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Underwriters and is, in form and substance, satisfactory to them and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon.

        (d) You shall have received on the Closing Date an opinion of Dewey Ballantine, counsel for the Underwriters, dated the Closing Date and addressed to you with respect to the matters referred to in clauses (v) through (viii) and clause (xii) and the penultimate paragraph of the foregoing paragraph (c) and such other related matters as you may request.

        (e) You shall have received letters addressed to you, and dated the date hereof and the Closing Date from Arthur Andersen & Co., independent certified public accountants, substantially in the forms heretofore approved by you.

        (f) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 8(f) and in Section 8(g) hereof.

        (g) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

        (h) The Company shall have paid in full all accrued interest, premium and penalty, if any, and outstanding principal amounts of indebtedness under, and secured the release of any and all liens and encumbrances in respect of, (i) the Amended and Restated Credit Agreement, dated as of January 1, 1989; and (ii) its 7% Senior Subordinated Debentures due 1999, its 7% Senior Subordinated Notes due 1999, its 8% Senior Subordinated Notes due 1995 and its 9% Senior Subordinated Notes due 1993.

        (i) There shall not have been any announcement by any "nationally recognized statistical rating organization", as defined for purposes of Rule 436(g) under the Act, that (i) it is downgrading its rating assigned to the Notes, or (ii) it is reviewing its rating assigned to the Notes with a view to possible downgrading, or with negative implications, or direction not determined.

        (j) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

        All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.

        Any certificate or document signed by any officer of the Company and delivered to you or your counsel shall be deemed a representation and warranty by the Company to each Underwriter as to the statements made therein.

        9. EXPENSES. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing (or reproduction), and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, each amendment or supplement to any of them, this Agreement, the Indenture and the Statement of Eligibility of the Trustee; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each Prepricing Prospectus, the

Prospectus, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Notes; (iii) the preparation, printing (or reproduction), execution and delivery of the Indenture and the preparation, printing, authentication, issuance and delivery of the Notes, including any stamp taxes in connection with the original issuance of the Notes; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (v) the registration of the Notes under the Exchange Act; (vi) the registration or qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states as provided in
Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing (or reproduction), and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the fees and expenses of the Trustee; (ix) the fees and expenses associated with obtaining ratings for the Notes from nationally recognized statistical rating organizations; (x) the fees and expenses of the Company's accountants; (xi) the fees and expenses of counsel (including local and special counsel) for the Company; and (xii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Notes.

        10. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or
(ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Notes may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying each of you, or by you by notifying the Company.

        If either of you shall fail or refuse to purchase Notes which you have agreed to purchase hereunder and arrangements satisfactory to the non-defaulting Underwriter and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the non-defaulting Underwriter or the Company. In any such case which does not result in such a termination of this Agreement, either the non-defaulting Underwriter or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default under this Agreement.

        Any notice under this Section 10 may be made by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

        11. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company by notice to the Company, if prior to the Closing Date (i) trading in the common stock of the Company shall be suspended or subject to any restriction or limitation not in effect on the date of this Agreement; (ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or NASDAQ shall have been suspended or materially limited, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or state authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Notes on the terms set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Notes by the Underwriters.

        Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

        12. INFORMATION FURNISHED BY THE UNDERWRITERS. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside cover page, and the statements in the first, second and third paragraphs under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 6(b) and 7 hereof.

        13. MISCELLANEOUS. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 300 Galleria Parkway, Suite 650, Atlanta, Georgia 30339, Attention:
Robert M. Thornton, Jr., Executive Vice President and Chief Financial Officer; or (ii) if to you care of Smith Barney Shearson Inc., 1345 Avenue of the Americas, New York, New York 10105, Attention: Manager, Corporate Finance Division.

        This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Notes in his status as such purchaser.

        14. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

        This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

        Please confirm that the foregoing correctly sets forth the agreement between the Company and each of you.


                                        Very truly yours,


                                        HALLMARK HEALTHCARE CORPORATION


                                        By   ROBERT M. THORNTON, JR.
                                          --------------------------------------
                                             Executive Vice President


Confirmed as of the date first
above mentioned.

SMITH BARNEY SHEARSON INC.
MABON SECURITIES CORP.

By SMITH BARNEY SHEARSON INC.

By     THOMAS W. HEARNE, III
  --------------------------------------
       Managing Director

                                   SCHEDULE I


                         HALLMARK HEALTHCARE CORPORATION

                                                                Principal Amount
Underwriter                                                         of Notes
- -----------                                                     ----------------
Smith Barney Shearson Inc.  . . . . . . . . . . . . . . . .       $64,000,000
Mabon Securities Corp.  . . . . . . . . . . . . . . . . . .        16,000,000

                                                                  -----------
Total . . . . . . . . . . . . . . . . . . . . . . . . . . .       $80,000,000
                                                                  -----------
                                                                  -----------